Exhibit j.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





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BRIGGS
BUNTING &
DOUGHERTY, LLP
--------------------------------------------------------------------------------
Certified Public Accountants and Business Advisors





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 25, 2002, accompanying the December 31, 2001 financial statements of Kayne Anderson Rudnick Mutual Funds (comprising, respectively, the Large Cap Fund, the Small-Mid Cap Fund, the International Fund, the Intermediate Total Return Bond Fund and the California Intermediate Tax-Free Bond Fund) which are incorporated by reference in Part B of the Post-Effective Amendment to the Fund's Registration Statement and Prospectus on Form N-1A. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

                                             /s/Briggs, Bunting & Dougherty, LLP
                                             -----------------------------------
                                                BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
AUGUST 27, 2002